Exhibit 32.1

                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                           OF MEXCO ENERGY CORPORATION
                          PURSUANT TO 18 U.S.C. ss.1350

      The undersigned, the Chief Executive Officer and Chief Financial Officer of Mexco Energy Corporation (the "Company"), each hereby certifies that to his knowledge on the date hereof pursuant to 18 U.S.C. ss.1350 as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that:

      (i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2005 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 by the Company (the "Report") fully complies with the requirements of that section.

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      This written certification is being furnished to the Securities and Exchange Commission as an exhibit to the report. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  February 8, 2006                 /s/ Nicholas C. Taylor
                                        -------------------------------
                                        Nicholas C. Taylor
                                        Chief Executive Officer

Date:  February 8, 2006                 /s/ Tamala L. McComic
                                        -------------------------------
                                        Tamala L. McComic
                                        Chief Financial Officer